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                              EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is entered into as of December 16, 1998, by and between CABLETEL MANAGEMENT, INC., a Colorado corporation with principal offices located at 6300 S. Syracuse Way, Suite 355, Englewood, Colorado 80111 (the "Company"), and DAVID LACEY, a resident of the State of Colorado ("Employee").

     A. The Company is a wholly owned subsidiary of CompleTel LLC ("LLC"), for which the Company provides management and consulting personnel. LLC and its subsidiaries and affiliates, collectively, are referred to herein as "CompleTel."

     B. The Company wishes to employ Employee and Employee wishes to be employed by the Company in key management positions with the Company and CompleTel.

     C. The Company and Employee each desire to enter into an Employment Agreement under the terms and conditions contained herein.

                                    AGREEMENT

     In consideration of the rights and obligations created hereunder, the parties agree as follows:

     1. EMPLOYMENT. The Company agrees to employ Employee and Employee agrees to be employed by the Company on the terms set forth in this Agreement.

     2.   TITLE AND DUTIES; SCOPE OF RESPONSIBILITIES.

          (a) TITLE AND DUTIES. Employee shall be employed by the Company and shall serve as Chief Financial Officer of the Company and of LLC or in such position(s) as the Company's Chief Executive Officer of the Company (the "CEO") or Board of Directors ("Board") shall in their sole discretion designate from time to time. Employee shall perform, on a full time basis, such duties and bear such responsibilities, as may be determined from time to time by the CEO, commensurate with his position and shall serve the Company and CompleTel faithfully and to the best of his ability under the direction of the CEO.

          (b) SCOPE OF RESPONSIBILITIES. Employee shall devote his entire working time, attention and energies to the business of the Company and CompleTel. His actions shall at all times be such that they do not discredit the Company or CompleTel, their products or services. Except for his involvement in personal investments, provided such involvement does not require any significant services on his part, Employee shall not engage in any other business activity or activities that require significant personal services by Employee or that, in the judgment of the CEO, may conflict with the proper performance of his duties hereunder.

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     3.   COMPENSATION.

          (a) SALARY. For all services rendered by Employee hereunder, Employee shall receive a base salary, payable semimonthly in arrears, at the annual rate of $170,000. The Board, or any committee thereof that shall have been established for such purpose (a "Compensation Committee") shall review Employee's salary annually at the end of each calendar year and may provide for such increases to Employee's base salary as the Board or Compensation Committee in its sole discretion may determine.

          (b) BONUSES. At the end of each calendar year, in respect of all services provided hereunder, Employee shall be eligible to receive an incentive bonus as authorized by the Board (or any Compensation Committee that shall have been established) pursuant to objectives set by the CEO and the Board, in an amount up to 50% of Employee's base salary for such year, subject to Employee's having met the performance targets established by the CEO and the Board; provided that Employee shall not be eligible for a bonus for the year ended December 31, 1998.

          (c) BENEFITS. In addition to salary payments as provided in Section 3(a), the Company shall provide Employee during the term of this Agreement with the benefits of such insurance plans, hospitalization plans, 401(k) and supplemental retirement plans and other employee fringe benefit plans as shall be generally provided to employees of the Company and for which Employee may be eligible under the terms of such plans. Employee shall be entitled to sick leave and vacation in accordance with the Company's established policies applicable to its employees generally.

     4. EXPENSES. Subject to the Company's policies and procedures for the reimbursement of business expenses incurred by its executive and management employees, the Company shall reimburse Employee for the reasonable amount of hotel, travel, entertainment and other expenses reasonably incurred by Employee in the discharge of his duties hereunder, including but not limited to costs incurred by Employee for living expenses while in, and travel to and from, any location in which the Company is then doing business on Company business.

     5. EARLY TERMINATION. Employee's employment hereunder shall terminate on the following terms and conditions:

          (a) DEATH. If Employee dies during the term of this Agreement, this Agreement shall terminate as of the date of Employee's death. The Company shall, within 180 days after the date of Employee's death, make a cash lump sum payment (less applicable withholding taxes) to his estate in an amount equal to the salary (at the level payable in the year of Employee's death) that would have been payable for the three months next following the date of death.

          (b) DISABILITY. If during the term of this Agreement Employee becomes disabled, this Agreement shall terminate. For purposes of this Section 5(b), Employee shall be "disabled" if he is unable effectively to perform his duties hereunder by reason of any medically determinable physical or mental impairment which can be expected to result in death or which


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has lasted or can be expected to last for a continuous period of not less than
12 months. If this Agreement is terminated under this Section 5(b), Employee shall continue to receive his base salary (at the level payable in the year of termination) for the three months next following the date of termination.

          (c) CAUSE. The Company shall have the right to terminate this agreement effective immediately, without prior notice, procedure or formality of any kind, with the Company's only obligation being the payment of salary and accrued, unused vacation compensation earned as of the date of termination and without liability for severance compensation of any kind, if the Employee:

               (i) performs any act where in respect of such act Employee is ultimately convicted or enters a plea of guilty or NOLO CONTENDERE to a felony (or crime of similar gravity under the laws of another jurisdiction); engages in willful misconduct, gross negligence, perpetration of or participation in a fraud, in each case where such acts are materially injurious to the Company or any of its Subsidiaries or any affiliate thereof; breaches in any material respect the terms of this agreement or any policy, procedure or guideline of the Company or the provisions of Section 5 (Confidentiality), Section 6 (Noncompetition) or Section 7 (Nonsolicitation) of the Executive Securities Agreement dated as of December 2, 1998 by and between Employee and Parent; or

          (d) NONPERFORMANCE. The Company may terminate Employee's employment in the event of Nonperformance. The term "NONPERFORMANCE" shall mean the occurrence of any of the following:

               (i) the repeated failure or refusal in any material respect of Employee to perform his duties hereunder or to follow, in a manner reasonably acceptable to the CEO or the Board, or policies or directives established by the Board;

               (ii) the failure of the Company and its subsidiaries to achieve financial, operating or other performance objectives formally established by the Board in an approved business plan or operating budget (which may be embodied in any board resolution or in any document approved by the Board such as a business plan or budget) together with a determination by the Board that Employee's performance or failure to perform has been a material factor in the failure of the Company and its subsidiaries to achieve such performance objectives; or

               (iii) the failure of Employee to achieve specific, formally adopted performance objectives established by the CEO and the Board after consultation with employee and good faith consideration by the Board of Employee's expressed view of the objectives.

          Prior to any termination of Employee's employment for Nonperformance, the Board shall meet in formal session (but without the attendance of Employee) upon proper notice to consider the matter of Employee's performance after which the Board may deliver to Employee written notice (a "NONPERFORMANCE NOTICE") stating that the Board believes Nonperformance has occurred. Employee shall have at least 15 calendar days to prepare for a


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meeting with the Board, at which time Employee may present any information on market and competitive conditions and any other factors bearing upon his performance. In assessing Employee's performance, the Board shall give due consideration to such conditions and such other factors and shall work with Employee in good faith to establish criteria which, if satisfied by Employee within 35 days or such longer time as may reasonably be necessary in view of the criteria (the "CURE PERIOD") after such meeting, will prevent the Company from terminating Employee for Nonperformance (until such time as another Nonperformance Notice shall be given and the procedures set forth in this
Section 5(d) shall be followed). It is understood, however, that if Employee and the Board fail to agree on such criteria, such criteria, and the length of the Cure Period if longer than 35 days, shall be those established in good faith by the Board.

          If Employee has failed to resolve the Nonperformance to the satisfaction of the Board by the end of the Cure Period, Employee's employment will be subject to termination at anytime thereafter immediately upon adoption of a resolution to that effect by a majority of the entire Board and upon delivery by the Company or the Board to Employee of written Notice of Termination stating that termination is pursuant to this Section 5(d), which notice shall set forth the date of termination and specifically identify the basis for the Board's belief that Nonperformance has occurred and not been cured.

          If Employee is discharged pursuant to this Section 5(d), this Agreement shall immediately terminate at the date set forth in the Notice of Termination and Employee shall be entitled to receive (i) within thirty days after the date of termination, a cash lump sum severance payment equal to the amount of his base salary (at the level payable in the year of termination) that would have been payable for the three months next following the date of termination of employment, whichever period of time is longer, and (ii) a continuation of his benefits as specified in Section 3(b) for such period.

          (e) WITHOUT CAUSE. The Company may terminate this Agreement at any time without cause.

          (f) If Employee is discharged without cause, Employee shall be entitled to receive (i) within thirty days after the date of termination, a cash lump sum severance payment equal to the amount of his base salary and bonus (at the level payable in the year of termination) that would have been payable for the three months next following the date of termination of employment and (ii) a continuation of his benefits as specified in Section 3(b) for such period.

          (g) BY EMPLOYEE. Employee may terminate this Agreement at any time upon 30 days notice to the Company, whereupon the Company shall have no further obligations hereunder.

          (h) CHANGE OF CONTROL. If Employee's employment is terminated by the Company or if Employee resigns after his salary, benefits or any other required payments (including without limitation any payments pursuant to this Section 5) are reduced below the minimum levels required by this Agreement or after being assigned to a position of lesser title, authority or responsibility, or if Employee is required to move his principal residence from the greater Denver, Colorado metropolitan area, in any such case within a six-month period after the occurrence of a Change of Control, this Agreement shall immediately terminate as of the later of


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(i) the date next following the date the Change of Control was effective or (ii)
the date Employee resigned or his employment is terminated. Any such termination shall be treated in the same manner as a termination without cause pursuant to
Section 5(e). Employee agrees that payment of the amounts due in that event shall constitute liquidated damages or severance pay or both.

                     A "Change in Control" will be deemed to have occurred if a person (as defined in Section 18-101(12) of the Delaware Limited Liability Company Act), who does not beneficially own (as defined below) any equity interest in CTE entitled to vote in the election of Representatives to CTE's Board of Managers ("Membership Interest") as of the Initial Closing Date, becomes the beneficial owner of a Membership Interest with 51% of the voting power of all Membership Interests. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) the power to vote or direct the voting of such equity interest or (ii) the power to dispose, or direct the disposition of, such equity interest.

     6. FOREIGN CORRUPT PRACTICES ACT. The Employee acknowledges that he has been provided with and has read the Company's written policy with respect to compliance with the U.S. Foreign Corrupt Practices Act ("FCPA"). Employee certifies that he understands the provisions of the FCPA and the Company's policy, and that he will comply in all respects and will not make, or offer to make, or direct others to offer or make payments or give anything of value, directly or indirectly, to an official of a foreign government or political party for the purpose of influencing a decision to secure or maintain business for any person. Furthermore, Employee confirms that should he learn of or have reason to know of any such payment, offer, or agreement to make a payment to a government official, political party, or political party official or candidate for the purpose of maintaining or securing business for the Company or any of its affiliates including LLC and all direct and indirect subsidiaries of LLC, he will immediately advise the Company of his knowledge or suspicion.

     7. WAIVER OF BREACH. A waiver by either party of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any breach of another provision or subsequent breach of the same provision.

     8. SEVERABILITY. The invalidity or unenforceability in any application of any provision in this Agreement will not affect the validity or enforceability of any other provision or of such provision in any other application.

     9. NOTICES. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if and when delivered personally by hand, sent by telecopy at the appropriate number indicated below with electronic confirmation of receipt, or mailed by first class mail, postage prepaid, addressed as follows:

          (a)  If to the Company:

                     CableTel Management, Inc.
                     6300 S. Syracuse Way, Suite 355
                     Englewood, CO  80111
                     Facsimile No.:  303-741-4823
                     Attn.: Chief Executive Officer


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          (b)  If to Employee:

                     Mr. David Lacey
                     6300 S. Syracuse Way, Suite 355
                     Englewood, CO  80111
                     Facsimile No.:  303-741-4823

or to such other address or telecopy number as either party may designate by notice pursuant to this Section 10.

     10. JURISDICTION; VENUE; LIMITATION. The District Court of the County of Arapahoe Colorado, United States of America, shall have exclusive jurisdiction, including personal jurisdiction, and shall be the exclusive venue for any controversies or claims arising out of Employee's employment by the Company or out of this Agreement, except as otherwise agreed by the parties. Any action or proceeding to enforce the provisions of this Agreement, or to recover damages from the alleged breach of any provisions of this Agreement shall be commenced within six months of a party's first notice of a breach by the other party.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to the principles of conflict of laws.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any person, partnership, corporation or other entity that may acquire all or substantially all of the Company's or LLC's assets and business or into or with which the Company or LLC may be merged or consolidated, and upon the Executive, his heirs, executors, administrators and legal representatives. The Executive shall not have any right to commute, anticipate, encumber, assign or dispose of his right to any payment under this Agreement prior to receipt thereof and shall not have the right to assign his obligations under this Agreement.

     13. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by the parties, written or oral, that relate to the subject matter of this Agreement.

     14. AMENDMENTS. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the Employee and the Company.

     15. EFFECTIVE DATE. This Agreement shall be effective as of December 16, 1999 when executed by both parties as set forth below.


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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first above written.


                                     COMPANY:

                                     CABLETEL MANAGEMENT, INC.,
                                     a Colorado corporation


                                     By:  /s/ James E. Dovey
                                         ---------------------------------------
                                         James E. Dovey, Chief Executive Officer



                                     EMPLOYEE:


                                       /s/ David Lacey
                                     -------------------------------------------
                                         David Lacey


             (Signature page for David Lacey Employment Agreement)


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